EXHIBIT 10.7

                                                                  CONFORMED COPY

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated the 21st day of June, 2000 (the "Effective Date") by and between Tekni-Plex, Inc., a Delaware corporation (the "Employer"), having its principal offices at 201 Industrial Parkway, Somerville, NJ 08876, and Kenneth W.R. Baker, an individual (the "Executive"), residing at 25 Sutton Farm Road, Flemington, New Jersey 08822.

                              W I T N E S S E T H:

     WHEREAS, the Executive has been continuously employed by the Employer since April 4, 1994 and the Executive and the Employer desire that the Executive continue in his role as the President and Chief Operating Officer of Employer, upon the terms and conditions herein set forth;

     WHEREAS, on April 4, 1997 the Employer and Executive entered into an employment agreement which superceded and replaced in its entirety the prior employment agreement between the Employer and the Executive dated April 4, 1994 (as amended, the "Prior Agreement");

     WHEREAS, on March 2, 1998 the Employer and the Executive entered into Amendment Number 1 to the employment agreement dated April 4, 1997 (as amended, the "Original Agreement"); and

     WHEREAS, in connection with the recapitalization of the Employer pursuant to the Recapitalization Agreement dated as of April 12, 2000 among the Employer and other parties thereto, the Employer and Executive each desires to amend the terms of and restate the existing Original Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, the Employer and the Executive, intending to be legally bound, hereby agree as follows:

     1. Employment. Subject to the terms and conditions hereinafter set forth, the Employer hereby employs the Executive as President and Chief Operating Officer of Employer, and the Executive hereby accepts such employment.

     2. Term. The term of employment of the Executive by the Employer commenced on April 4, 1994 pursuant to the Prior Agreement, which was superceded and replaced by the Original Agreement effective April 4, 1997 and by


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this Agreement on the date hereof. The term of employment (the "Employment
Term") pursuant to this Agreement shall terminate upon the earlier of: (a) June 27, 2003, to coincide with the fiscal year-end of Employer, or (b) the date on which the employment of the Executive is terminated pursuant to Section 9 hereof. Absent written notice of intent not to renew by either party at least 90 days prior to the end of each fiscal year, beginning with the end of fiscal year 2001, the Employment Term shall be automatically extended for a period of one year after the previously scheduled expiration of the Employment Term.

     3. Duties. During the Employment Term, the Executive shall render his services to the Employer as President and Chief Operating Officer to perform the duties and services usually pertaining to such offices and to perform such other administrative and managerial functions as may be assigned to Executive from time to time by the Chief Executive Officer or by the Board of Directors of the Employer. In addition to the foregoing, the Executive shall hold, without additional compensation therefor, such other offices, directorships or memberships of committees of the Employer and/or any subsidiary or affiliate of the Employer to which, from time to time during the Employment Term, the Executive may be elected or appointed. During the Employment Term, the Executive shall devote his principal business time, efforts, energy and skill to the business of the Employer in accordance with the reasonable directions and orders of the Chief Executive Officer of the Employer and will use his best efforts to promote the interests of Employer.

     4. Salary Compensation. In consideration of the services to be rendered by the Executive, including, without limitation, any services which may be rendered by the Executive as an officer, director or member of any committee of the Employer or any subsidiary or affiliate of the Employer, the Employer shall pay or cause to be paid to the Executive during the Employment Term, and the Executive shall accept, compensation at the rate of two million five hundred thousand ($2,500,000.00) dollars per annum (the "Salary"). Such compensation shall be increased by 10% on each anniversary of the Effective Date. The Employer's obligation to pay the Salary shall be payable in equal installments in accordance with the usual payroll practices of the Employer which are in effect from time to time during the Employment Term, but in no event less frequently than monthly. The Executive's Salary shall be subject to all applicable withholding and other taxes.

     5. Bonus Compensation.

          (a) Solely with respect to the Employer's fiscal year ended June 30, 2000, Executive shall be entitled to receive the


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     Performance Bonus for such fiscal year provided for in the terms of the
     Original Agreement and Prior Agreement, as applicable.

          (b) Except as specifically provided in subparagraph (a) above, bonuses may be awarded solely at the discretion of the Board of Directors of the Employer with the affirmative vote of at least one director who is not actively involved in the management of the Employer.

     6. Employment Benefits. During the Employment Term, the Executive shall be entitled to the following employment benefits:

          (a) Four weeks paid vacation for each year of the Employment Term and sick leave in accordance with the Employer's policies from time to time in effect for executive officers of the Employer;

          (b) Participation, subject to qualification requirements, in medical, life or other insurance or hospitalization plans and long-term disability policies which are presently in effect or hereinafter instituted by the Employer and applicable to its executive officers generally;

          (c) Participation, subject to classification requirements and continued maintenance thereof by Employer, in other employee benefit plans, such as profit sharing plans, which are from time to time applicable to the Employer's executive officers generally;

          (d) In the event Executive is relocated at Employer's request, reasonable temporary living expenses for a maximum of 120 days, reasonable expenses incurred for the purpose of finding a permanent residence at the new location, and reimbursement, upon presentation of appropriate receipts, for all reasonable moving expenses, brokerage commissions and closing expenses related to the sale of his current residence and the purchase of his new residence;

          (e) Reimbursement of reasonable disability insurance premiums to provide an annual benefit equal to 50% of Executive's Salary to age 65, and Executive's compensation shall be grossed-up annually to cover any additional taxes resulting from the annual premium paid for such policy by the Employer and treated as compensation to the Executive; and


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          (f) A leased full-size automobile, including insurance and maintenance therefor.

     7. Expenses. During the Employment Term, the Employer will reimburse the Executive, upon presentation of appropriate receipts, for all travel, entertainment and other out-of-pocket expenses which are reasonably and necessarily incurred by the Executive in the performance of his duties hereunder.

     8. Insurance. The Executive agrees to cooperate with the Employer in obtaining any insurance on the life or on the disability of the Executive which the Employer may desire to obtain for its own benefit or pursuant to Section 6(e) above, and shall undergo such physical and other examinations, and shall execute any consents or applications, which the Employer may request in connection with the issuance of one or more of such insurance policies.

     9. Termination. (a) Executive's employment under this Agreement may be terminated without further liability by Employer at any time for "extreme cause." For purposes of this Agreement, "extreme cause" is defined as (i) Executive's willful refusal, after 30 days' prior written notice by Employer (such notice detailing with specificity the nature of such breach), to cure any continuing material breach hereof or (ii) a final non-appealable adjudication in a criminal or civil proceeding that Executive has committed a fraud or felony relating to or adversely affecting his employment, or, (iii) subject to giving the Executive full opportunity to make a presentation to the Board of Directors, determination by the Board of Directors upon indictment of the Executive charging him with a crime which is a felony that termination of the Executive is in the interests of the Employer. The foregoing to the contrary notwithstanding, if Executive's employment is terminated as a result of an indictment, and such indictment is finally dismissed, the Executive shall be entitled to receive an amount equal to the Severance Benefit referred to in the following clause (b), computed as of the date of termination.

          (b) Employer may terminate Executive's employment hereunder at any time, upon 30 days' notice to Executive, in the event that Employer is in default of its payment (interest or principal) obligations under any agreement governing the debt of the Employer for a period of more than 30 days. In the event of such termination, Employer's sole obligation shall be payment of a severance benefit (the "Severance Benefit") equal to Executive's then current annual Salary and any bonus awarded pursuant to
     Section 5 and not yet paid. The Severance Benefit shall be payable in 12 monthly installments.


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          (c) In the event of Executive's death, the Employer will pay an amount equal to the Severance Benefit to his designated beneficiary (or, failing such designation, to his estate) payable in 12 monthly installments.

          (d) In the event of Executive's disability or incapacity which renders him unable to perform his duties for a period in excess of 120 consecutive days or a total of more than 180 days in any 12-month period, the Employer may terminate this Agreement without further compensation.

          (e) If, at any time during the Employment Term, the Executive resigns from the employ of the Employer for any reason other than Employer's failure to meet its obligations hereunder, the Employer shall have no further obligations hereunder after such resignation date other than the payment of amounts accrued and unpaid under Sections 4, 5, 6 and 7 hereof through such resignation date, and continuing obligations under Sections 10 and 11 hereof.

     10. Restrictive Covenant. Without prior written consent of the Board of Directors of Employer, Executive agrees that he will not for a period of one year following the termination by Executive of his employment with Employer whether before or after the expiration of the Employment Term (or to such lesser extent and for such lesser period as may be deemed enforceable by a court of competent jurisdiction, it being the intention of the parties that this Section 10 shall be so enforced): (i) directly or indirectly engage, in the United States, in any business in competition with the primary business conducted by Employer, either as employee, independent contractor, owner, partner, lender or stockholder, at the time of termination of the Executive (provided that the foregoing shall not be construed to prohibit ownership of less than 5% of the outstanding shares of any public corporation); (ii) solicit, canvass, or accept any business for any other competing company, or business similar to any business of Employer, from any past, present or future ("future," as used herein, shall mean at or prior to the time of termination of employment) customer of Employer; (iii) directly or indirectly induce or attempt to influence any employee of Employer to terminate his employment; or
(iv) directly or indirectly request any present or future (as defined above) entities with whom Employer has significant business relationships to curtail or cancel their business with Employer. In addition and without limiting the foregoing, upon the termination of the Executive's employment by the Employer for any reason, whether before or after the expiration of the Employment Term, Executive shall not (x) at any time directly or indirectly disclose to any person, firm or corporation any trade, technical or technological secrets, or
(y) for a period of one year following termination disclose any details of organization or business affairs, or any names of past, present or future (as


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defined above) customers of Employer. For purposes of this Section 10, the term
"Employer" shall be deemed to include Employer and all of its subsidiary corporations.

     11. Inventions. All inventions, discoveries, improvements, processes, formulae and data relating to Employer's business that Executive may make, conceive or learn during the employment of the Executive with the Employer (during the term of this Agreement, whether during working hours or otherwise) and relating to the Employer's lines of business shall be the exclusive property of Employer. Executive agrees to make prompt disclosure to Employer of all such inventions, etc., and to do at Employer's expense all lawful things necessary or useful to assist Employer in securing their full enjoyment and protection. In the event of any breach or threatened breach of the provisions of this Section 11 or the preceding Section 10, Employer may apply to any court of competent jurisdiction to enjoin such breach. Any such remedy shall be in addition to Employer's remedies at law under such circumstances.

     12. Conflicting Agreements. Each of the parties hereby represents and warrants to the other that (a) neither the execution of this Agreement by such party nor the performance by such party of any of its obligations or duties hereunder will conflict with or violate or constitute a breach of the terms of any other agreement to which such party is a party or by which it is bound, and
(b) such party is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement or to perform any of his obligations or duties hereunder.

     13. Notices. Any notice, request, information or other document to be given under this Agreement to any party by any other party shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, delivered by a nationally recognized overnight courier service, or transmitted by facsimile machine followed by delivery of original documents by a nationally recognized overnight courier service addressed as follows:

                  If to Employer:

                         Tekni-Plex, Inc.
                         201 Industrial Parkway
                         Somerville, NJ 08876
                         Attention: Dr. F. Patrick Smith
                         Facsimile No.: (908) 722-4967

                  with a copy to:


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                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, NY 10017
                         Attention: Phillip R. Mills, Esq.
                         Facsimile No.: (212) 450-4800

                  If to the Executive:

                         Kenneth W.R. Baker
                         at his then current address
                         included in the employment records
                         of the Employer

or to such other address as a party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.

     14. Assignment; Successors and Assigns. This Agreement may not be assigned by either party. This Agreement shall be binding upon and shall inure to the benefit of the Employer and the Executive and their respective heirs, legal representatives, successors and assigns.

     15. Entire Agreement. This Agreement contains the entire understanding between the Employer and the Executive with respect to the employment of the Executive and supersedes all prior negotiations and understandings (including the Prior Agreement) between the Employer and the Executive with respect to the employment of the Executive by the Employer. This Agreement may not be amended or modified except by a written instrument signed by both the Employer and the Executive.

     16. Severability. In the event any one or more provisions of this Agreement is held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect, unaffected by such invalidity or unenforceability.

     17. Applicable Law; Submission to Jurisdiction; Litigation Expenses. This Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.


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     The parties hereto (i) submit for themselves, and any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any therefor, (ii) consent that any action or proceeding shall be brought in such courts, and waive any objection that each may now or hereafter have to the venue of any such action or proceeding in any such court, (iii) agree that service of process of any such action or proceeding may be effected by certified mail (or any substantially similar form of mail), postage prepaid, to the appropriate party at its address as set forth herein, and service made shall be deemed to be completed upon the earlier of actual receipt or five (5) days after the same shall have been posted as aforesaid, and (iv) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

     18. Headings. The headings of sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     19. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            Tekni-Plex, Inc.



                                            By: /s/ F. Patrick Smith
                                                --------------------------------
                                                Name:  F. Patrick Smith
                                                Title: Chief Executive Officer


                                            Executive:



                                            /s/ Kenneth W.R. Baker
                                            ------------------------------------
                                            Kenneth W.R. Baker


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